As filed with the Securities and Exchange Commission on April 29, 1994

                                          Registration No. 33-
                                                               - - - - - - -
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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.- 20549
                            -----------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE-SECURITIES ACT OF-1933
                           --------------------------

                             TELEFLEX INCORPORATED
             (Exact name of registrant as specified in its charter)

DELAWARE                                                                      23-1147939
(State or other jurisdiction of                                               (I.R.S. Employer
incorporation or organization)                                                Identification No.)

                                   SUITE 450
                            630 WEST GERMANTOWN PIKE
                     PLYMOUTH MEETING, PENNSYLVANIA  19462
                                 (610) 834-6301
          (Address, including zip code and telephone number, including area code of registrant's principal executive offices)

                TELEFLEX INCORPORATED VOLUNTARY INVESTMENT PLAN
                            (Full-title-of the plan)
                            ------------------------

                                LENNOX K. BLACK
               CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
                             TELEFLEX INCORPORATED
                                   SUITE 450
                            630 WEST GERMANTOWN PIKE
                     PLYMOUTH MEETING, PENNSYLVANIA  19462
                                 (610) 834-6365
            (Name, address, including zip code and telephone number,
                   including area code, of agent for service)

 Copies of all communications, including all communications sent to the agent for service should be sent to:
                           HERBERT K. ZEARFOSS, ESQ.
                             TELEFLEX INCORPORATED
                            155 SOUTH LIMERICK ROAD
                         LIMERICK, PENNSYLVANIA  19468
                                (610)-948-2887
                         -----------------------------

                        CALCULATION OF REGISTRATION FEE

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                                                       Proposed maximum      Proposed maximum
Title of Securities to            Amount to be         offering price        aggregate offering        Amount of
be registered                     registered           per unit              price (2)                 registration fee

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
Common Stock, $1.00
par value per share               300,000 shares          (2)                $10,368,750                 $3,575

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

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The price is estimated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and is the product resulting from multiplying 300,000, the maximum number of shares issuable under the Teleflex Incorporated Voluntary Investment Plan that are covered by this Registration Statement, by $34.56, the average of the high and low prices of the Common Stock as reported on the American Stock Exchange on April 26, 1994, within five business days prior to April 29, 1994.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by Teleflex Incorporated (the "Company") are incorporated herein by reference:

      (i) The contents of the Company's Registration Statement on Form S-8 (Registration No. 2-98715) filed on June 28, 1985.

      (ii) The contents of the Company's Amendment No. 1 to Form S-8 Registration Statement (Registration No. 2-98715) filed on July 15, 1985.

      (iii) The contents of the Company's Amendment No. 2 to Form S-8 Registration Statement (Registration No. 2-98715) filed on May 11, 1987.

Item 4.  DESCRIPTION OF SECURITIES

     Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Not applicable.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

Item 8.  EXHIBITS

     5(a)    Opinion of Herbert K. Zearfoss, Esquire

      (b)    Company undertaking in lieu of opinion of counsel

    23(a)    Consent of Price Waterhouse

      (b) Consent of Herbert K. Zearfoss, Esquire (contained in his opinion filed as Exhibit 5(a) to this Registration Statement

Item 9.  UNDERTAKINGS

     Not applicable.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, TELEFLEX INCORPORATED, the registrant, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Plymouth Meeting, Pennsylvania on the 29th of April, 1994.
                                   TELEFLEX INCORPORATED


                                   By:S\Lennox K. Black
                                      --------------------------------
                                      Lennox K. Black, Chairman of the
                                      Board and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 29th day of April, 1994.

         Signature                     Title
         ---------                     -----

S\Lennox K. Black                 Director, Chairman of the Board
- ----------------------------
Lennox K. Black                   and Chief Executive Officer
                                  (Principal Executive Officer)

S\Harold L. Zuber, Jr.            Vice President, Chief Financial
- ----------------------------
Harold L. Zuber, Jr.              Officer and Controller (Principal
                                  Financial and Accounting Officer)

S\Donald Beckman                  Director
- ----------------------------
Donald Beckman

S\David S. Boyer                  Director
- ----------------------------
David S. Boyer

S\Lewis E. Hatch, Jr.             Director
- ----------------------------
Lewis E. Hatch, Jr.

S\Pemberton Hutchinson            Director
- ----------------------------
Pemberton Hutchinson

S\Sigismundus W.W. Lubsen         Director
- ----------------------------
Sigismundus W. W. Lubsen

S\John H. Remer                   Director
- ----------------------------
John H. Remer

S\Palmer E. Retzlaff              Director
- ----------------------------
Palmer E. Retzlaff

S\James W. Stratton               Director
- ----------------------------
James W. Stratton

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, the administrator of the TELEFLEX INCORPORATED VOLUNTARY INVESTMENT PLAN has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Limerick, Pennsylvania on the 28th day of April, 1994.

                                             TELEFLEX INCORPORATED
                                             VOLUNTARY INVESTMENT PLAN




                                             By:S\Terry R. Moulder
                                                -----------------------------
                                                Terry R. Moulder, Member
                                                Plan Administrative Committee

                                 EXHIBIT INDEX



Exhibit No.               Description of Exhibit
- -----------               ----------------------
    5(a)         Opinion of Herbert K. Zearfoss, Esquire

     (b)         Company undertaking in lieu of Opinion of Counsel

   23(a)         Consent of Price Waterhouse

     (b) Consent of Herbert K. Zearfoss, Esquire (contained in his opinion filed as Exhibit 5(a) to this Registration Statement












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